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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors
Clean Energy Fuels Corp.:

        We consent to the incorporation by reference in the registration statements (Nos. 333-152306, 333-168433, 333-145434, 333-150331, 333-156776, 333-159799, 333-164301, 333-171957, 333-174989, 333-178877, 333-177043 and 333-179223) on Form S-3 and Form S-8 of Clean Energy Fuels Corp. and subsidiaries of our report dated March 12, 2012, with respect to the consolidated balance sheets of Clean Energy Fuels Corp. and subsidiaries as of December 31, 2010 and 2011, and the related consolidated statements of operations, stockholders' equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2011, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2011, which report appears in the December 31, 2011 annual report on Form 10-K of Clean Energy Fuels Corp. and subsidiaries.

        Effective January 1, 2010, the Company changed its method of accounting for revenue recognition on transactions with multiple deliverables.

/s/ KPMG LLP

Los Angeles, California
March 12, 2012

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm